UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2007 (October 15, 2007)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2007, Genesis Energy, L.P. executed amendments to agreements previously entered into with several entities owned and controlled by the Davison family of Ruston, Louisiana in connection with the completion of our acquisition (directly and through the acquisition of certain equity interests) of their energy-related businesses on July 25, 2007. These amendments were as follows:

•	Amendment No. 2 to Contribution and Sale Agreement.
•	Amendment No. 1 to Unitholder Rights Agreement.

We entered into these amendments to extend the latest possible day by which we are required to call a special meeting of our unitholders from no later than 120 days after July 25, 2007 to no later than 150 days after July 25, 2007. We previously agreed to use our commercially reasonable efforts to solicit unitholder approval of an amendment to our partnership agreement that would allow the Davison unitholders (who together hold approximately 47.5% of our oustanding common units) to vote on all matters on which holders of our voting units have a right to vote, other than matters related to the succession, election, removal, withdrawal, replacement or substitution of our general partner. Currently our partnership agreement prohibits voting by unitholders beneficially owning more than 20% of our outstanding units on the record date for determining which unitholders have a right to vote.

Copies of these amendments are included as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

10.1   Amendment No. 2 to the Contribution and Sale Agreement dated October 15, 2007

10.2  Amendment No. 1 to the Unitholder Rights Agreement dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as General Partner
Date: October 19, 2007	By:	/s/ Ross A. Benavides
Ross A. Benavides Chief Financial Officer